EXHIBIT 21.1
RCN CORPORATION SUBSIDIARIES
EXHIBIT

Entity Name	Jurisdiction of Incorporation

RCN Corporation	Delaware

RCN Corporation Subsidiaries:

Brain Storm Networks, Inc.	California
NEON Communications Group, Inc.	Delaware
RCN Digital Services, LLC	Delaware
RCN Entertainment, Inc.	Delaware
RCN Finance LLC	Delaware
RCN Financial Management, Inc.	Delaware
RCN Internet Services, Inc.	Delaware
RCN Telecom Services, Inc.	Pennsylvania
RCN Telecom Services of Illinois, LLC	Illinois
RFM 2 LLC	Delaware
RLH Property Corporation	New Jersey
TEC AIR, Inc.	Delaware
UNET Holding, Inc.	Delaware

RCN Entertainment, Inc. Subsidiaries:

Hot Spot Productions, Inc.	New York
ON TV, Inc.	New York

RCN Internet Services, Inc. Subsidiary:

RCN Telecom Services of Washington, D.C., Inc. (52%)	District of Columbia

RCN Telecom Services of Massachusetts, Inc. Subsidiary:

RCN-BecoCom, Inc.	Massachusetts

RCN Telecom Services, Inc. Subsidiaries:

RCN International Holdings, Inc.	Delaware
RCN New York Communications, LLC d/b/a RCN Metro Optical Networks	New York
RCN Telecom Services of Massachusetts, Inc.	Massachusetts
RCN Telecom Services of Philadelphia, Inc.	Pennsylvania
RCN Telecom Services of Virginia, Inc.	Virginia
RCN Telecom Services of Washington, D.C., Inc. (48%)	District of Columbia

RCN Telecom Services of Illinois, LLC Subsidiaries:

21st Century Telecom Services, Inc.	Delaware
RCN Cable TV of Chicago, Inc.	Delaware

Entity Name	Jurisdiction of Incorporation

RCN Telecom Services of Washington, D.C. Subsidiary:

Starpower Communications LLC	Delaware

NEON Communications Group, Inc. Subsidiary:

NEON Communications, Inc. d/b/a RCN Metro Optical Networks	Delaware
ATC Merger Corp.	New York
415 Greenwich GC Tenant, LLC	New York
415 Greenwich GC MM LLC	New York

NEON Communications, Inc. Subsidiaries:

NEON Connect, Inc. d/b/a RCN Metro Optical Networks	Delaware
NEON Optica, Inc.d/b/a RCN Metro Optical Networks	Delaware
NEON Transcom, Inc.	Delaware
NEON Virginia Connect, LLC	Delaware

NEON Optica, Inc. Subsidiaries:

NorthEast Optic Network of Connecticut, Inc.	Delaware
NorthEast Optic Network of New York, Inc.	Delaware
NEON Securities Corp.	Massachusetts

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